AMENDMENT TO
                             PARTICIPATION AGREEMENT
        The Participation Agreement (the "Agreement"), dated July 27, 1999, by and among AIM Variable Insurance Funds ,a Delaware trust, Preferred Life Insurance Company of New York, a New York life insurance company and USAIlianz Investor Services, LLC, collectively (the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

               WHEREAS, the Parties desire to amend Schedule A of the Agreement to add variable funds and/or contracts.

               NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

               Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                                                 SCHEDULE A
---------------------------------------------------------------------------------------------------------------------------------
     FUNDS AVAILABLE UNDER                         SEPARATE ACCOUNTS            POLICIES/CONTRACTS FUNDED BY THE
            THE POLICIES                           UTILIZING SOME OR                       SEPARATE ACCOUNTS
                                                    ALL OF THE FUNDS
---------------------------------------------------------------------------------------------------------------------------------
  AIM V.I. Capital Appreciation Fund*      Preferred Life Variable Account C
                                                                                         .    NY VM IV/Advantage
  AIM V.I. International Growth Fund*

  AIM V.I. Premier Equity Fund*



  * Fund no longer available to new
  Investors of separate

  accounts
---------------------------------------------------------------------------------------------------------------------------------

                         All other terms and provisions of the Agreement not
                amended herein shall remain in full force and effect.

                Effective Date: May 1, 2002

                                             AIM VARIABLE INSURANCE FUNDS
Attest_/S/ JIM COPPEDGE                      By:   /S/ CAROL F. RELIHAN
      -----------------                        ------------------------
Name:     JIM COPPEDGE                       Name:    CAROL F. RELIHAN
          ------------                               ----------------
Title:    ASSISTANT SECRETARY               Title:   SENIOR VICE PRESIDENT
          -------------------                        ---------------------


(seal)                                       PREFERRED LIFE INSURANCE COMPANY OF
                                             NORTH AMERICA

Attest :/s/ CHRISTOPHER H. PINKERTON        By: /S/SUZANNE J. PEPIN
            -------------------------          ---------------------
Name:      CHRISTOPHER H. PINKERTON         Name:  SUZANNE J. PEPIN
           ----------------------                -----------------
Title:     _____________                    Title     SECRETARY
                                                 --------------



(seal)
                                             USALLIANZ INVESTOR SERVICES, LLC

Attest :/s/_ CHRISTOPHER H. PINKERTON      By: /S/ CHRISTOPHER H. PINKERTON
            -------------------------          ------------------------------
Name:       CHRISTOPHER H. PINKERTON          Name: CHRISTOPHER H. PINKERTON
            -------------------------               -------------------------
Title:   ______________                    Title:____________________________


(seal)
                                     1 of 1

                      AMENDMENT TO PARTICIPATION AGREEMENT


The Participation Agreement dated July 27, 1999 by and among AIM Variable Insurance Funds, Inc., Preferred Life Insurance Company of New York, and USAIlianz Investor Services, LLC (formerly NALAC Financial Plans, LLC) is hereby amended by deleting the existing Schedule A, amended May 1, 2002 and inserting in lieu thereof the following schedules. In addition, Preferred Life Insurance Company of New York has changed its name to Allianz Life Insurance Company of New York as of January 1, 2003. Therefore all occurrences of "Preferred Life Insurance Company of New York" are replaced with "Allianz Life Insurance Company of New York" in this Participation Agreement, as of January 1, 2003.


                                   SCHEDULE A
                  (4th revised edition - effective May 1, 2003)

SEPARATE ACCOUNT UTILIZING THE FUNDS
-----------------------------------------
o        Allianz Life of NY Variable Account C

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------
o        USAllianz Advantage
o        USAllianz Opportunity
|X|      USAllianz Charter II NY



IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement as of May 1, 2003.

AIM VARIABLE INSURANCE FUNDS, INC.            USALLIANZ INVESTOR SERVICES, LLC
Attest :/s/                                  By: /S/ CHRISTOPHER H. PINKERTON
            ---------------------               ------------------------------
Name:   _______________                      Name: CHRISTOPHER H. PINKERTON
Title:   _____________                       Title    PRESIDENT
                                                   -------------

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Attest :/s/_ SUZANNE J. PEPIN
        ----------------------
Name:   SUZANNE J. PEPIN
        -----------------
Title:  SECRETARY AND DIRECTOR

                                 AMENDMENT NO.1
                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of July 27, 1999, by and among AIM Variable Insurance Funds, a Delaware trust "AVIV); ALLIANZ Life Insurance Company of New York (formerly Preferred Life Insurance Company of New
York), a New York life insurance company ("LIFE COMPANY") and Allianz Life Financial Services, LLC, (formerly NALAC Financial Plans, LLC and formerly USAllianz Investor Services, LLC) ("UNDERWRITER") is hereby amended as follows:



Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                 2.3 APPLICABLE PRICE



     (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate FUNDS next computed after receipt by AVIF OR its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, , in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; PROVIDED that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation
     Section 22 of the 1940 Act and the rules thereunder.



     (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.



     (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.



Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                 6.3 FUNDS TO REMAIN AVAILABLE

                 Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for ALL Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:

                                           SECTION 22. FORCE MAJEURE



                 Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to MINIMIZE its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, m any given case, the force or circumstances making performance impossible shall exist.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   SCHEDULE A
                                   ----------

 FUNDS AVAILABLE UNDER THE CONTRACTS
------------------------------------
o        AIM V.I. Capital Appreciation Fund
o        AIM V.I. Core Equity Fund
o        AIM V.I. International Growth Fund


SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------
o        Allianz Life Variable Account C


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------
o        Allianz Advantage

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Effective date: May 1, 2006

                                          AIM VARIABLE INSURANCE FUNDS
Attest_/S/ JIM COPPEDGE                   By:   /S/ JOHN M. ZERR
      -----------------                     --------------------
Name:     JIM COPPEDGE                    Name:    JOHN M. ZERR
Title:    ASSISTANT SECRETARY             Title:   SENIOR VICE PRESIDENT

                                          ALLIANZ LIFE INSURANCE COMPANY OF
                                          NEW YORK
Attest :/s/ _JANE WIESE                   By: /S/ STEWART D. GREGG
        --------------------                  --------------------
Name:       JANE WIESE                    Name: STEWART D. GREGG
Title:   SR. COMPLIANCE ANALYST           Title: SECOND VP AND SENIOR SECURITIES
                                                 COUNSEL

                                          ALLIANZ LIFE FINANCIAL SERVICES, LLC
Attest :/s/ JANE WIESE                   By: /S/ JEFFREY KLETTI
            -----------                     --------------------
Name:       JANE WIESE                   Name:   JEFFREY KLETTI
Title:      SR. COMPLIANCE ANALYST       Title    SR. VP ADVISORY MANAGEMENT